UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. __)

Check the appropriate box:
[ ]    Preliminary Information Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[x]    Definitive Information Statement
PRINCIPAL FUNDS, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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[ ]    Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
1)Title of each class of securities to which transaction applies:
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5)Total fee paid:
[ ]    Fee paid previously with preliminary materials.
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PRINCIPAL FUNDS, INC. – HIGH INCOME FUND
711 High Street
Des Moines, Iowa 50392
IMPORTANT NOTICE REGARDING THE
INTERNET AVAILABILITY OF INFORMATION STATEMENT
March 11, 2022
As a shareholder of the High Income Fund (the "Fund"), a series of Principal Funds, Inc. ("PFI"), you are receiving this notice regarding the internet availability of an information statement (the "Information Statement") relating to the approval of a new sub-advisory agreement with a sub-advisor that currently manages a portion of the Fund's assets, due to a change-of-control transaction. This notice presents an overview of the Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you do not need to take any action in connection with the changes.
The Information Statement details the execution of a new sub-advisory agreement. At a meeting of the PFI Board of Directors (the "Board") held on January 27, 2022, the Board approved a new sub-advisory agreement with respect to the Fund due to an anticipated change in ownership of an existing sub-advisor, DDJ Capital Management, LLC ("DDJ") (now, Polen Capital Credit, LLC). Effective January 31, 2022, DDJ signed a new sub-advisory agreement to manage a portion of the Fund's assets, along with the Fund's investment advisor, Principal Global Investors, LLC (the "Advisor"), and current sub-advisors, Insight North America LLC and Post Advisory Group, LLC.
The Advisor and PFI have received an exemptive order (the "Manager of Managers Order") from the United States Securities and Exchange Commission that permits the Advisor and PFI, subject to certain conditions including approval by the Board, to enter into and materially amend agreements with certain sub‑advisors. Approval by the Fund's shareholders is not required, but the Manager of Managers Order requires that an Information Statement be made available to the Fund's shareholders.
By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may print and view the Information Statement on the Fund's website at https://www.principalglobal.com/documentdownload/172376.
The Information Statement will be available on the website until at least August 31, 2022. You may request a paper copy of the Information Statement, free of charge, by contacting the Fund in writing at Principal Funds, P.O. Box 219971, Kansas City, MO 64121-9971, by calling 1 (800) 222-5852, or by visiting www.principalfunds.com.
Only one copy of this notice may be delivered to shareholders of the Fund who reside at the same address, unless the Fund has received instructions to the contrary. If you would like to receive an additional copy, please write to the Principal Funds, P.O. Box 219971, Kansas City, MO 64121-9971 or call 1 (800) 222-5852. Shareholders wishing to receive separate copies of the Fund's notices in the future, and shareholders sharing an address who wish to receive a single copy if they currently are receiving multiple copies, should also contact the Fund.
If you want to receive a paper copy of the Information Statement, you must request one.
There is no charge to obtain a copy.

PRINCIPAL FUNDS, INC. – HIGH INCOME FUND
711 High Street
Des Moines, Iowa 50392
INFORMATION STATEMENT
March 11, 2022
This Information Statement is provided in connection with the change in ownership of an existing sub-advisor, DDJ Capital Management, LLC ("DDJ"), with respect to the Principal Funds, Inc. (“PFI”) High Income Fund (the “Fund”). DDJ (now, Polen Capital Credit, LLC) entered into a new sub-advisory agreement with Principal Global Investors, LLC (the "Advisor") effective January 31, 2022.
Under an order from the United States Securities and Exchange Commission (the "SEC"), PFI and the Advisor may, subject to certain conditions including approval by the PFI Board of Directors (the "Board"), enter into and materially amend agreements with certain sub-advisors without obtaining shareholder approval. The order permits PFI and the Advisor to hire one or more sub-advisors, change sub-advisors, and reallocate management fees between the Advisor and the sub-advisors, without obtaining shareholder approval.
PFI is a Maryland corporation and an open-end management investment company registered with the SEC under the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund is a series of PFI.
PFI's sponsor is Principal Life Insurance Company, an insurance company organized in 1879 under the laws of the State of Iowa ("Principal Life"), and the Advisor is the investment advisor to all series of PFI. Principal Funds Distributor, Inc. ("PFD") is the principal underwriter and distributor for all share classes of all series of PFI. Principal Shareholder Services, Inc. ("PSS") is the transfer agent for all series of PFI. Principal Life, the Advisor, PFD, and PSS are indirect, wholly owned subsidiaries of Principal Financial Group, Inc. The address of Principal Life and the Advisor is in care of the Principal Financial Group, 711 High Street, Des Moines, IA 50392. The address of PFD and PSS is 620 Coolidge Drive, Suite 300, Folsom, CA 95630.
PFI will furnish, without charge, copies of its most recent annual shareholder report and most recent semi‑annual shareholder report succeeding the annual report, if any, to any shareholder upon request. To request a report, call 1 (800) 222-5852 or write Principal Funds, P.O. Box 219971, Kansas City, MO 64121-9971. Copies of the most recent annual and semi-annual shareholder reports can also be obtained at www.principalfunds.com/prospectuses.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

BACKGROUND
The Fund has been sub-advised, in part, by DDJ pursuant to a sub-advisory agreement dated January 1, 2021. On January 31, 2022, DDJ experienced a change in control (the "Transaction"), by which the January 1, 2021 sub-advisory agreement automatically terminated.
At its meeting on January 27, 2022, in anticipation of the Transaction and upon recommendation of the Advisor, the PFI Board, including all the directors who are not "interested persons" (as defined in the 1940 Act) of PFI (the "Independent Directors"), approved a new sub‑advisory agreement between the Advisor and DDJ related to the Fund. As it was expected that DDJ's portfolio management team would continue to manage the Fund following the Transaction, that there would be no change to DDJ's investment philosophy or process, and that all fee arrangements would remain in place, the Board agreed with the Advisor's recommendation that approval of the new sub-advisory agreement would provide continuity of investment management and would be in the best interests of the Fund. The new sub-advisory agreement was executed effective as of January 31, 2022, the closing date of the Transaction. Following the closing date of the Transaction, DDJ changed its name to Polen Capital Credit, LLC ("Polen Credit").
In addition to Polen Credit, the Fund is also sub-advised by Insight North America LLC ("Insight") and Post Advisory Group, LLC ("Post"). The sub-advisory agreements with Insight (dated August 31, 2021) and Post (dated July 1, 2019) were most recently approved for renewal by the Board (including a majority of the Independent Directors) on September 14, 2021, in connection with the Board's annual review and continuance of such agreements. The Advisor also manages a portion of the Fund's assets pursuant to a management agreement, dated January 1, 2022, which was most recently approved for renewal by the Board (including a majority of the Independent Directors) on September 14, 2021. The sub-advisory agreement with Post, an affiliate of the Advisor, was most recently approved by the Fund's shareholders on December 11, 2012.
NEW SUB-ADVISORY AGREEMENT
The terms of the new sub-advisory agreement with DDJ (now, Polen Credit) are the same in all material respects as the terms of the previous sub-advisory agreement with DDJ (except, for the avoidance of doubt, the effective date) and the current sub-advisory agreements with the other current sub-advisors for the Fund (except, for the avoidance of doubt, for the effective date and fee schedule). The following is a brief summary of the material terms of the new sub-advisory agreement. This summary is qualified in its entirety by reference to the text of the new sub-advisory agreement attached to this Information Statement.
Under the new sub-advisory agreement with DDJ (now, Polen Credit), as with the current sub-advisory agreements with the other current sub-advisors, each sub-advisor will, among other things:
(1)provide investment advisory services to the Fund, including providing investment advice and recommendations with respect to the Fund’s investments consistent with the Fund’s investment objective, investment policies, and restrictions;
(2)place orders for the purchase and sale of the Fund’s portfolio securities;
(3)furnish, at its expense, all necessary investment and management facilities, including expenses for clerical personnel, and all administrative facilities, including bookkeeping;
(4)advise and assist PFI's officers in taking such steps as are necessary or appropriate to carry out the decisions of the Board regarding the general conduct of the investment business of the Fund; and
(5)provide periodic and special reports regarding the investment service provided to the Fund.
Compensation. Sub-advisory fees are paid by the Advisor out of the management fee the Fund pays to the Advisor and are not an additional charge to the Fund. Under the new sub-advisory agreement with DDJ (now, Polen Credit), and the current sub-advisory agreements with the other current sub-advisors, the Advisor pays each sub-advisor a fee.

NEW SUB-ADVISOR
POLEN CAPITAL CREDIT, LLC (formerly, DDJ Capital Management, LLC)
Polen Capital Credit, LLC ("Polen Credit"). Polen Credit is an SEC registered investment advisor with its principal place of business at 1075 Main Street, Suite 320, Waltham, MA 02451. Polen Credit was formed in 1996 and presently manages U.S. opportunistic high yield, upper tier U.S. high yield, bank loan and total return credit investment strategies, along with various customized fixed income solutions, on behalf of domestic and international investors.
Polen Credit Ownership. Polen Credit is a private Massachusetts limited liability company that is wholly owned by Polen Capital Management, LLC. Polen Capital Management, LLC, which controls Polen Credit, is controlled by its Management Committee, which comprises Stan C. Moss, CEO, Daniel Davidowitz, Portfolio Manager and Analyst, and Damon Ficklin, Head of Team, Portfolio Manager and Analyst. The Management Committee is controlled by Messrs. Moss and Davidowitz.
Polen Credit Management. Set forth below is the name, address, and principal occupation of the current Polen Credit principal executive officer. Polen Credit does not have any directors because it is a limited liability company. Polen Credit is managed by Polen Capital Management, LLC.

Name	Address	Principal Occupation

David J. Breazzano	c/o Polen Capital Credit, LLC	Head of the Polen Credit high yield franchise,
	1075 Main Street, Suite 320	Portfolio Manager, and Managing Director
Waltham, MA 02451
Similar Investment Companies Advised by Polen Credit. Polen Credit currently acts as investment advisor to the following registered investment companies having an investment objective similar to that of the Fund:

Fund Family	Approximate Fund Net Assets as of December 31, 2021	Annual Investment Advisory Fee (Approximate Fee Range)*

Principal Funds, Inc. - Diversified Income Fund	Polen Credit sub-advises a portion of this fund in an amount equal to approximately $709.73 million.	Fees are not publicly disclosed pursuant to a Manager of Managers Order.

Northern Multi-Manager - High Yield Opportunity Fund	Polen Credit sub-advises a portion of this fund in an amount equal to approximately $45.3 million.	Fees are not publicly disclosed pursuant to a Manager of Managers Order.

DDJ Opportunistic High Yield Fund	Polen Credit is the investment advisor with respect to entirety of this fund; NAV of fund is approximately $267.6 million.	70 basis points
*    Annual fee rate based on net assets of the fund.
Payments to Affiliates. For the fiscal year ended October 31, 2021, the Fund paid the Advisor management fees (before any waivers/reimbursements from the Advisor) of approximately $21,522,0001, and PFD Rule 12b-1 distribution fees of approximately $4,000.2 For the fiscal year ended October 31, 2021, the Fund did not pay any brokerage commissions to brokers affiliated with the Advisor or the Fund’s sub-advisors.
1For the fiscal year ended October 31, 2021, the Advisor waived approximately $532,000 of the Fund's management fees, and reimbursed approximately $8,000 of certain expenses of the Fund.
2 These fees were paid by the Fund's Class A shareholders, and that class of shares is no longer offered.

BOARD EVALUATION OF NEW SUB-ADVISORY AGREEMENT
At its January 27, 2022 meeting, the Board considered the approval of a new sub-advisory agreement (the "New Sub-Advisory Agreement") between the Advisor and DDJ with respect to a portion of the Fund's assets.
The New Sub-Advisory Agreement was proposed in light of an anticipated change-in-control transaction with respect to DDJ that was expected to be effective in the first quarter of 2022. This transaction, if completed, would result in the "assignment" (as defined in the 1940 Act) of the then-current sub-advisory agreement between the Advisor and DDJ (the "Current Sub-Advisory Agreement"), causing the Current Sub-Advisory Agreement to terminate automatically. The Advisor proposed that the Board approve the New Sub-Advisory Agreement to take effect upon the termination of the Current Sub-Advisory Agreement in order to allow DDJ to continue to provide portfolio management services to the Fund following the change in control.
As part of its review process, the Board reviewed materials received from the Advisor regarding the proposed change-in-control transaction. Prior to approval, the Independent Directors met independently of management and of the interested directors to consider the New Sub-Advisory Agreement. The Board considered that it had last approved the annual renewal of the Current Sub-Advisory Agreement for the Fund during the annual contract renewal process that concluded at the Board's September 2021 meeting. The Board noted that during the annual contract renewal process, the Board had considered the nature, quality and extent of the services provided by DDJ under the Current Sub-Advisory Agreement and had concluded, based upon the information provided, that the terms of the Current Sub-Advisory Agreement were reasonable and that approval of the Current Sub-Advisory Agreement was in the best interests of the Fund. The Board considered the Advisor's statements that there were no anticipated changes to the portfolio management team, investment philosophy or process at DDJ and that the change in ownership was not expected to impact the nature, quality or extent of services that DDJ provides to the Fund. The Board also noted the Advisor's statement that the New Sub-Advisory Agreement for the Fund would be identical to the Current Sub-Advisory Agreement in all material respects (including the sub-advisory fee schedule).
Based upon all the information considered, the Board concluded that it was in the best interests of the Fund to approve the New Sub-Advisory Agreement to take effect following the change in control of DDJ and, accordingly, approved the New Sub-Advisory Agreement.
Following the change in control, DDJ changed its name to Polen Capital Credit, LLC.
OUTSTANDING SHARES AND SHARE OWNERSHIP
The following table shows, as of the close of business on March 4, 2022, the number of shares outstanding for each share class of the Fund:

Share Class	Shares Outstanding
Institutional	380,160,168
As of the close of business on March 4, 2022, the PFI officers and directors together owned beneficially less than one percent of the outstanding shares of the Fund and less than one percent of the outstanding shares of any class of shares of the Fund.
The following table sets forth information regarding the beneficial ownership of shares of the Fund as of March 4, 2022, by all shareholders known to the Fund to be beneficial owners of more than 5% of the outstanding shares of any class of shares of the Fund.

Name and Address	Share Class	Number of Shares	Percentage of Ownership
PRINCIPAL GLOBAL INVESTORS TRUST CO	Institutional	189,638,360	49.88%
PRINCIPAL LIFETIME HYBRID
COLLECTIVE INVESTMENT FUNDS
1300 SW 5TH AVE STE 3300
PORTLAND OR 97201-5640

PRINCIPAL LIFE INS COMPANY CUST	Institutional	50,567,970	13.30%
FBO PFG OMNIBUS WRAPPED AND CUSTOM
ATTN PLIC PROXY COORDINATOR FUNDS
711 HIGH STREET
DES MOINES IA 50392-0001

LIFETIME 2030 FUND	Institutional	31,690,338	8.33%
ATTN MUTUAL FUND ACCOUNTING- H221
711 HIGH ST
DES MOINES IA 50392-0001

LIFETIME 2020 FUND	Institutional	22,527,710	5.92%
ATTN MUTUAL FUND ACCOUNTING-H221
711 HIGH ST
DES MOINES IA 50392-0001
OTHER MATTERS
PFI is not required to hold annual meetings of shareholders and, therefore, cannot determine when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of PFI or any series of PFI must be received by PFI a reasonable time before PFI commences soliciting proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting. PFI has adopted procedures by which shareholders may recommend nominees to the PFI Board. A copy of the procedures can be found in the Nominating and Governance Committee Charter at https://www.principalglobal.com/documentdownload/160950.

PRINCIPAL FUNDS, INC.
SUB-ADVISORY AGREEMENT
DDJ CAPITAL MANAGEMENT, LLC SUB-ADVISED FUNDS

    SUB-ADVISORY AGREEMENT (the “Agreement”) to be effective as of January 31, 2022 by and between PRINCIPAL GLOBAL INVESTORS, LLC, a Delaware limited liability company (the “Manager"), and DDJ CAPITAL MANAGEMENT, LLC, a Massachusetts limited liability company (the “Sub-Advisor”).

W I T N E S S E T H:
    WHEREAS, the Manager is the manager and investment advisor to each series of Principal Funds, Inc. (the “Fund”), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and
    WHEREAS, the Manager desires to retain the Sub-Advisor to render discretionary investment advisory services for all or a portion of the assets of each series of the Fund identified in Appendix A hereto, as may be amended from time to time (the “Series”), which the Manager has agreed to provide to the Fund, and the Sub-Advisor desires to furnish such services; and
    WHEREAS, the Manager has furnished the Sub-Advisor with copies properly certified or authenticated of each of the following and will promptly provide the Sub-Advisor with copies properly certified or authenticated of any amendment or supplement thereto:
(a)    Management Agreement (the “Management Agreement”) with the Fund;
(b)    The Fund’s registration statement and financial statements as filed with the Securities and Exchange Commission (the “SEC”);
(c)    The Fund’s Articles of Incorporation and By-laws;
(d)    Policies, procedures or instructions adopted or approved by the Board of Directors of the Fund relating to obligations and services to be provided by the Sub-Advisor.
    NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as follows:
1.    Appointment of Sub-Advisor
In accordance with and subject to the Management Agreement, the Manager hereby appoints the Sub-Advisor to perform the services described in Section 2 below for investment and reinvestment of such portion of the assets of each Series as may be allocated to the Sub-Advisor by the Manager, from time to time (the “Allocated Assets”), as well as exercise all other ancillary rights or duties in connection with the management of such securities or other assets necessary to implement any of the powers contained herein, subject to the control and direction of the Manager and the Fund's Board of Directors, for the period and on the terms hereinafter set forth, provided that absent the Manager’s prior written approval, the Sub-Advisor shall not take any action on behalf of the Fund in any legal proceedings, including bankruptcies or class actions. The Sub-Advisor accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub-Advisor shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager.

2.    Obligations of and Services to be Provided by the Sub-Advisor
The Sub-Advisor will:
(a)    Provide investment advisory services, including but not limited to research, advice and supervision for the Allocated Assets of each Series.
(b)    Furnish to the Board of Directors of the Fund for approval (or any appropriate committee of such Board), and revise from time to time as conditions require, a recommended investment program for each Series consistent with each Series’ respective investment objective(s) and policies and any specific criteria applicable to the Allocated Assets (e.g., the applicable investment guidelines).
(c)    Implement the approved investment program for the Allocated Assets by placing orders for the purchase and sale of securities and other permitted investment instruments without prior consultation with the Manager and without regard to the length of time the securities or other permitted investment instruments have been held, the resulting rate of portfolio turnover or any tax considerations, subject always to the provisions of the Fund's registration statement, Articles of Incorporation and Bylaws and the requirements of the 1940 Act, as each of the same shall be from time to time in effect.
(d)    Advise and assist the officers of the Fund, as requested by the officers, in taking such steps as are necessary or appropriate to carry out the decisions of its Board of Directors, and any appropriate committees of such Board, regarding the general conduct of the investment business of each Series.
(e)    Maintain, in connection with the Sub-Advisor’s investment advisory services provided to the Allocated Assets, compliance with the 1940 Act and the regulations adopted by the SEC thereunder and the Series’ investment strategies and restrictions as stated in the Fund’s prospectus and statement of additional information and any specific criteria applicable to the Allocated Assets (e.g., the applicable investment guidelines).
(f)    Report to the Board of Directors of the Fund at such times and in such detail as the Board of Directors may reasonably deem appropriate in order to enable it to determine that the investment policies, procedures and approved investment program of each Series (and any specific criteria applicable to the Allocated Assets) are being observed.
(g)    Upon request, provide assistance and recommendations for the determination of the fair value of certain securities and other investment instruments when reliable market quotations are not readily available for purposes of calculating net asset value in accordance with procedures and methods established by the Fund's Board of Directors.
(h)    Furnish, at its own expense, (i) all necessary investment and management facilities, including salaries of clerical and other personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment advisory affairs of each Series pursuant to this Agreement. Notwithstanding the foregoing, the cost of the securities or other investment instruments purchased or sold or held by the Fund (including brokerage fees and commissions, settlement-related expenses, legal expenses (upon approval by the Manager, which approval shall not be unreasonably withheld) incurred in connection with the purchasing, selling or holding of investments or prospective investments, and other applicable transaction costs, if any), shall be solely borne by the Fund.

(i)    Open accounts with Foreign Account Tax Compliance Act compliant broker-dealers, financial counterparties including swap counterparties and futures commission merchants (“broker-dealers”); select broker-dealers to effect all transactions for each Series; place all necessary orders with broker-dealers or issuers (including affiliated broker-dealers); and negotiate commissions, if applicable. To the extent consistent with applicable law, purchase or sell orders for each Series may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Advisor. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub-Advisor in the manner the Sub-Advisor considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to other clients. The Sub-Advisor will report on such allocations at the request of the Manager, the Fund or the Fund’s Board of Directors providing such information as the number of aggregated trades to which each Series was a party, the broker-dealers to whom such trades were directed and the basis for the allocation for the aggregated trades. The Sub-Advisor shall use its best efforts to obtain execution of transactions for each Series at prices which are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Advisor may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Sub-Advisor. To the extent consistent with applicable law, the Sub-Advisor may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research products and/or services, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Advisor and its affiliates have with respect to each Series as well as to accounts over which they exercise investment discretion. Such services or products may be (but do not necessarily need to be) used by the Sub-Advisor in managing the Allocated Assets. In addition, joint repurchase or other accounts may not be utilized by the Series except to the extent permitted under any exemptive order obtained by the Sub-Advisor provided that all conditions of such order are complied with.
The Manager acknowledges that the Sub-Advisor may have investment responsibilities or render investment advice to, or perform other investment advisory services for, other individuals or entities (“Affiliated Accounts”). The Manager agrees that the Sub-Advisor may give advice or exercise investment responsibility and take such other action with respect to its Affiliated Accounts that may differ from advice given or the timing or nature of action taken with respect to the Allocated Assets, provided that the Sub-Advisor acts in good faith, and provided, further, that it the Sub-Advisor’s policy to allocate, within its reasonable discretion, investment opportunities with respect to the Allocated Assets over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of each Series and any specific investment guidelines applicable thereto.
(j)    Section 871(m) Transactions: Sub-Advisor shall not on behalf of the Fund enter into certain U.S. dividend equivalent payment transactions described in Section 871(m) of the U.S. Internal Revenue Code and the regulations thereunder (“871(m) Transaction”) with a foreign counterparty unless: (i) Sub-Advisor adheres to the ISDA 2015 Section 871(m) Protocol on behalf of the Fund, and (ii) the foreign counterparty to the 871(m) Transaction provides Sub-Advisor with a properly completed Form W-8IMY certifying to its status as a qualified derivatives dealer (“QDD”).

(k)     Maintain all accounts, books and records with respect to the Allocated Assets as are required of an investment advisor of a registered investment company pursuant to the 1940 Act and Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules thereunder, and furnish the Fund and the Manager with such periodic and special reports as the Fund or the Manager may reasonably request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records that it maintains for each Series are the property of the Fund, agrees to preserve for the periods described by Rule 31a-2 under the 1940 Act any records that it maintains for the Series and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records that it maintains for a Series upon request by the Fund or the Manager; provided, however, that the Sub-Advisor may retain a copy of such records in order to comply with applicable requirements under the Advisers Act. The Sub-Advisor has no responsibility for the maintenance of Fund records except insofar as is directly related to the services the Sub-Advisor provides to a Series.
(l)    Observe and comply with Rule 17j-1 under the 1940 Act and the Sub-Advisor’s Code of Ethics adopted pursuant to that Rule as the same may be amended from time to time. The Manager acknowledges receipt of a copy of the Sub-Advisor’s current Code of Ethics. The Sub-Advisor shall promptly forward to the Manager a copy of any material amendment to the Sub-Advisor’s Code of Ethics along with a certification that the Sub-Advisor has implemented procedures for administering the Sub-Advisor’s Code of Ethics.
(m)    From time to time as the Manager or the Fund may request, furnish the requesting party reports on portfolio transactions and reports on investments held by a Series, all in such detail as the Manager or the Fund may reasonably request. The Sub-Advisor will make available its officers and employees to meet with the Fund’s Board of Directors at the Fund’s principal place of business on due notice to review the investments of a Series.
(n)    Provide such information as is customarily provided by a sub-advisor, or as may be required or reasonably requested by the Manager, for the Fund or the Manager to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the “Code”), the 1940 Act, the Advisers Act, the Securities Act of 1933, as amended (the “Securities Act”), and any state securities laws, and any rule or regulation thereunder. Such information includes, but is not limited to: the Sub-Advisor’s compliance manual and policies and procedures adopted to comply with Rule 206(4)-7 of the Advisers Act; the Sub-Advisor’s most recent annual compliance report prepared in connection with Rule 206(4)-7 of the Advisers Act or a detailed summary of such report; timely, accurate and complete responses to all Section 15(c) Questionnaires; timely, accurate and complete responses to all Quarterly Compliance Questionnaires (including the identification of any material compliance matters and a copy of any material changes to the Sub-Advisor’s Rule 206(4)-7 compliance policies and procedures, marked to show changes along with a written summary of the purpose of each such change); Annual Proxy Voting Questionnaires; Annual Best Execution and Soft Dollar Questionnaires, and responses to all other reasonable requests from the Manager. The Sub-Advisor agrees to make available for the Manager’s review all deficiency letters issued by the SEC together with all responses given by Sub-Advisor to such letters. The Sub-Advisor will advise the Manager of any material changes in the Sub-Advisor’s ownership within a reasonable time after any such change.
(o)    Vote proxies received on behalf of each Series (with respect to the Allocated Assets) in a manner consistent with the Sub-Advisor’s proxy voting policies and procedures and provide a record of votes cast containing all of the voting information required by Form N-PX in an electronic format provided by the Manager to enable the Series to file Form N-PX as required by SEC rule.

(p)    Respond to tender offers, rights offerings and other voluntary corporate action requests (including, without limitation, participating, joining in or dissenting from, and voting in any in-court or out-of-court corporate restructuring or reorganization or liquidation) affecting securities and/or other investment instruments held by each Series (with respect to the Allocated Assets).
(q) The Sub-Advisor shall have the power to make, execute, acknowledge and deliver on behalf of each Series any and all documents of transfer and conveyance and any and all other documents or instruments that may be necessary or appropriate to carry out the powers granted to it under this Agreement. In connection with the execution of any such documents or instruments, the signature block of each Series shall be as follows:

Principal Funds, Inc. – [legal name of such Series]

By:	DDJ Capital Management, LLC, in its capacity as Sub-Advisor

By:
Name:
Title:	Authorized Signatory
(r)    Cooperate with the Manager in its performance of quarterly and annual tax compliance tests to monitor the Series’ compliance with Subchapter M of the Code. If it is determined by the Manager or its tax advisors that the Series is not in compliance with the requirements imposed by the Code, the Sub-Advisor, in consultation with the Manager and its tax advisors, will take, at the direction of the Manager, prompt action with respect to the Allocated Assets (to the extent consistent with applicable law) to bring the Series back into compliance within the time permitted under the Code.
3.    Prohibited Conduct
In providing the services described in this Agreement, the Sub-Advisor will not consult with any other investment advisory firm that provides investment advisory services to any investment company sponsored by Principal Financial Group, Inc. regarding transactions for the Fund in securities or other assets.
4.    Compensation
As full compensation for all services rendered and obligations assumed by the Sub-Advisor hereunder with respect to the Allocated Assets, the Manager shall pay the compensation specified in Appendix A to this Agreement.
5.    Liability of Sub-Advisor
Neither the Sub-Advisor nor any of its directors, officers, employees, agents or affiliates shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from any error of judgment made in the good faith exercise of the Sub-Advisor's duties under this Agreement or as a result of the failure by the Manager or any of its affiliates to comply with the terms of this Agreement, except for losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the Sub-Advisor or any of its directors, officers, employees, agents (excluding any broker-dealer selected by the Sub-Advisor), or affiliates.

6.    Trade Errors
The Sub-Advisor will notify the Manager of any Trade Error(s) (as defined below), regardless of materiality, promptly upon the discovery of such Trade Error(s) by the Sub-Advisor. Notwithstanding Section 5 of this Agreement, the Sub-Advisor shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from Trade Errors due to negligence, misfeasance, or disregard of duties of the Sub Advisor or any of its directors, officers, employees, agents (excluding any broker-dealer selected by the Sub-Advisor), or affiliates. For purposes under this Section 6, a "Trade Error" occurs when a transaction results in an unintended, including an impermissible, result. Examples include, but are not limited to, the following:
•orders by the Sub-Advisor that result in the purchase or sale of securities or other assets that were not intended to be purchased or sold;
•orders by the Sub-Advisor that result in the purchase or sale of securities or other assets in an unintended amount, which includes price or commission rate; or
•purchases or sales of securities or other assets that violate the investment limitations or restrictions disclosed in the Fund's registration statement and/or imposed by applicable law, regulation, contract or understanding (calculated at the Sub-Advisor's portfolio level), unless otherwise agreed to in writing.
7.    Supplemental Arrangements
The Sub-Advisor may enter into arrangements with other persons affiliated with the Sub-Advisor or with unaffiliated third parties to better enable the Sub-Advisor to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Sub-Advisor, subject to written notification to and approval of the Manager and, where required by applicable law, the Board of Directors of the Fund; provided, however, that entry into any such arrangements shall not relieve the Sub-Advisor of any of its obligations under this Agreement.
8.    Regulation
The Sub-Advisor shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body may request or require pursuant to applicable laws and regulations.
9.    Duration and Termination of This Agreement
This Agreement shall become effective with respect to a Series as of the corresponding date set forth on Appendix B to this Agreement, as may be amended from time to time, and, unless otherwise terminated with respect to such Series, shall continue in effect thereafter for the initial term set forth on Appendix B to this Agreement, and thereafter from year to year, provided that in each case the continuance is specifically approved within the period required by the 1940 Act either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Series and in either event by a vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, Principal Life Insurance Company, the Sub-Advisor or the Fund cast in accordance with the requirements of the 1940 Act after taking into effect any exemptive order, no-action assurances or other relief, rule or regulation upon which the Fund may rely.
If the shareholders of a Series fail to approve the Agreement or any continuance of the Agreement in accordance with the requirements of the 1940 Act, the Sub-Advisor will continue to act as Sub-Advisor with respect to the Allocated Assets of such Series pending the required approval of the Agreement or its continuance or of any contract with the Sub-Advisor or a different manager or sub-advisor or other definitive action; provided, that the compensation received by the Sub-Advisor in respect to the Allocated Assets of such Series during such period is in compliance with Rule 15a-4 under the 1940 Act.

This Agreement may be terminated with respect to a Series at any time without the payment of any penalty by the Board of Directors of the Fund or by the Sub-Advisor, the Manager or by vote of a majority of the outstanding voting securities of the Series on sixty days’ written notice. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 9, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of “interested person,” “assignment,” “voting security” and “majority of the outstanding voting securities”) shall be applied.
10.    Amendment of this Agreement
No amendment of this Agreement shall be effective unless in writing and signed by both parties. No material amendment of this Agreement shall be effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the outstanding voting securities of the Series (as defined in the 1940 Act) and by vote of a majority of the Board of Directors of the Fund who are not interested persons (as defined in the 1940 Act) of the Manager, the Sub-Advisor, Principal Life Insurance Company or the Fund cast in accordance with the requirements of the 1940 Act after taking into effect any exemptive order, no-action assurances or other relief, rule or regulation upon which the Fund may rely.
11.    Additional Series
In the event the Manager wishes to appoint the Sub-Advisor to perform the services described in this Agreement with respect to one or more additional Series of the Fund after the effective date of this Agreement, such Series will become a Series under this Agreement upon approval of this Agreement in the manner required by the 1940 Act and the amendment of Appendices A and B hereto.
12.    General Provisions
(a)    Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Iowa. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
(b)    Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage pre-paid to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Manager for this purpose shall be Principal Financial Group, 711 High Street, Des Moines, Iowa 50392-0200. The address of the Sub-Advisor for this purpose shall be 1075 Main Street, Suite 320, Waltham, MA 02451, ATTN: Legal Department.
(c)    The Sub-Advisor will promptly notify the Manager in writing of the occurrence of any of the following events:
1.    the Sub-Advisor fails to be registered as an investment advisor under the Advisers Act or under the laws of any jurisdiction in which the Sub-Advisor is required to be registered as an investment advisor in order to perform its obligations under this Agreement.
2.    the Sub-Advisor is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of a Series.
3.    the Sub-Advisor becomes aware of any pending or threatened action, suit, proceeding, inquiry or investigation that is reasonably likely to result in a conviction, order, judgment or decree issued with respect to it or any affiliate that could reasonably be expected to result in the Sub-Advisor becoming ineligible to serve as an investment advisor of a registered investment company under the 1940 Act.

4.    the Sub-Advisor becomes aware of a transaction or series of transactions that is reasonably likely to result in a change in the management or control of the Sub-Advisor or a controlling person thereof or otherwise in the assignment (as defined in the 1940 Act) of this Agreement by the Sub-Advisor.
(d)    The Manager shall provide (or cause the Series custodian to provide) timely information to the Sub-Advisor regarding such matters as the composition of the assets of a Series, cash requirements and cash available for investment in a Series, and all other reasonable information as may be necessary for the Sub-Advisor to perform its duties and responsibilities hereunder.
(e) The Fund is (a) a “qualified institutional buyer” as defined in paragraph (a) of Rule 144A under the Securities Act of 1933 (“Securities Act”) by reason of the fact that it is an investment company registered under the 1940 Act, and (b) an “accredited investor” as defined in Regulation D under the Securities Act.
(f)    The Sub-Advisor represents that it will not enter into any agreement, oral or written, or other understanding under which the Fund directs or is expected to direct portfolio securities transactions, or any remuneration, to a broker or dealer in consideration for the promotion or sale of Fund shares or shares issued by any other registered investment company. The Sub-Advisor further represents that it is contrary to the Sub-Advisor’s policies to permit those who select brokers or dealers for execution of Fund portfolio securities transactions to take into account the broker’s or dealer’s promotion or sale of Fund shares or shares issued by any other registered investment company.
(g)    The Sub-Advisor agrees that neither it nor any of its affiliates will in any way refer to its relationship with the Fund, the Series, or the Manager or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Manager; provided, however, that the Manager consents to the Sub-Advisor’s use of the Manager’s name, the Fund’s name and each Series’ name in the Sub-Advisor’s representative client list only, which may be distributed to prospective and existing clients so long as this Agreement is in effect.
(h)    This Agreement contains the entire understanding and agreement of the parties.
(i)     This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each party agrees that electronic signatures of the parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures.

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

PRINCIPAL GLOBAL INVESTORS, LLC

By	/s/ Clint L. Woods
	Name:	Clint L. Woods
	Title:	Vice President, Associate General Counsel, and Secretary

By	/s/ Adam U. Shaikh
	Name:	Adam U. Shaikh
	Title:	Assistant General Counsel

DDJ CAPITAL MANAGEMENT, LLC

By	/s/ Joshua L. McCarthy
	Name:	Joshua L. McCarthy
	Title:	General Counsel and Chief Compliance Officer

APPENDIX A

INTENTIONALLY LEFT BLANK

APPENDIX B

Effective Date and Initial Term of Sub-Advisory Agreement for each Series
Series	Effective Date	Initial Term
Global Diversified Income Fund	January 31, 2022	2 Years
High Income Fund (f/k/a Yield Fund I)	January 31, 2022	2 Years